UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2009 (May 13, 2009)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4150 E. Fifth Ave., Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
(614) 238-4148

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On May 13, 2009 the Compensation Committee of the Retail Ventures, Inc. Board of Directors (“the Committee”) took action designed to retain the General Counsel in the context of her revised and expanded responsibilities, revised corporate opportunities and challenges and the difficult economic environment. The Committee granted Ms. Davis a retention payment of $120,000, to be paid on the earlier of 1) January 31, 2010 upon condition of her continued employment through that date or 2) her voluntary separation of employment from the Company, provided that the timing of such separation of employment is approved and agreed upon by the Committee or 3) her termination “without cause” as that termination is defined in her employment agreement. The Committee determined, in consultation with its independent compensation consultant, that this retention payment provided the appropriate incentive for Ms. Davis to remain in her position to provide continuing, non-disruptive leadership for the Company subsequent to the disposition of Value City and Filene’s Basement and the continuation of other strategic corporate projects.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: May 19, 2009	By:	/s/ James A. McGrady
James A. McGrady Chief Executive Officer, Executive Vice President, Chief Financial Officer, Treasurer and Secretary